UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)   May 3, 2012

j2 Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51-0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 AND 7.01.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION AND REGULATION FD DISCLOSURE.

On May 3, 2012, j2 Global, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter of fiscal 2012. In the press release, the Company also reaffirmed its previously issued financial estimates for fiscal 2012 of revenues between $345 and $365 million and Non-GAAP net earnings per diluted share approximately the same as for fiscal 2011. In addition, the press release announced that the Company has declared a quarterly cash dividend to its shareholders of $0.215 per common share. The dividend will be paid on May 30, 2012 to all shareholders of record as of the close of business on May 16, 2012. Future dividends will be subject to approval by the Company’s board of directors.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Also on May 3, 2012, at 5:00 p.m. Eastern time, the Company hosted its first quarter 2012 earnings conference call and Webcast. Via the Webcast, j2 Global presented portions of its May 3, 2012 Investor Presentation, which contains a summary of the Company’s financial results for the fiscal quarter ended March 31, 2012, a reaffirmation of the Company’s financial estimates for the fiscal year ending December 31, 2012 and certain other financial and operating information regarding the Company. A copy of this presentation is furnished as Exhibit 99.2 to this Form 8-K.

NOTE: This information is being furnished under both Item 2.02 (Results of Operations and Financial Condition) and Item 7.01 (Regulation FD Disclosure) of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated May 3, 2012.
99.2	May 3, 2012 Investor Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global, Inc. (Registrant)

Date: May 3, 2012	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated May 3, 2012.
99.2	May 3, 2012 Investor Presentation.